UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079

(Address of principal executive offices, including ZIP code)

(201) 343-5202

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NEPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2021, Nephros, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with GenArraytion, Inc., a Delaware corporation (“GenArraytion”) and the shareholder of GenArraytion. Pursuant to the terms of the Agreement, the Company acquired substantially all of the assets of GenArraytion.

At closing, the Company issued 123,981 shares of Company common stock, par value $0.001 per share, to GenArraytion, reflecting an aggregate purchase price of $1.2 million. Fifty percent of these shares were issued without a risk of forfeiture and the remaining fifty percent of the shares are subject to a risk of forfeiture. This risk of forfeiture will lapse upon the satisfactory completion of certain intellectual property transition services. The Company will also make royalty payments to GenArraytion based on net sales of GenArraytion products over the next five years and has agreed to file a registration statement covering the shares issued to GenArraytion within sixty days from the date of the Agreement.

The Agreement contains customary representations and warranties by GenArraytion. Additionally, GenArraytion agreed to customary indemnification obligations to the Company over the one-year period ending July 9, 2022, subject to certain limitations as set forth in the Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete Agreement, a copy of which will be filed with the Company’s Form 10-Q for the quarter ended September 30, 2021.

A copy of the press release announcing the acquisition is filed herewith as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the issuance of shares to GenArraytion is incorporated herein by reference. The issuance of shares to GenArraytion was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Nephros, Inc. Press Release, dated July 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: July 12, 2021	By:	/s/ Andrew Astor
Andrew Astor
Chief Executive Officer